EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT
a) CoStar Realty Information, Inc., a Delaware corporation
b) CoStar Limited, a U.K. company
c) FOCUS Information Limited, a U.K. company
d) National Research Bureau, Inc., a Delaware corporation